EXHIBIT 10.3
Execution Version

SERVICING AGREEMENT

This SERVICING AGREEMENT is made and entered as of August 18, 2025 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) by and between PRIORITY FINANCE SPV, LLC, a Delaware limited liability company (the “Borrower”), and PRIORITY HOLDINGS, LLC, a Delaware limited liability company (the “Servicer”).

WHEREAS, the Borrower will purchase certain Receivables and Related Assets from time to time from the Originators pursuant to that certain Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), among the Borrower, as buyer, the Servicer and the Originators from time to time party thereto.

        WHEREAS, the Borrower is a party to the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Servicer, Priority Residual Finance, LLC (“Holdings”), the Lenders from time to time party thereto and VP Capital, L.P., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).

        WHEREAS, the Servicer has agreed to service the Purchased Assets (as defined below), and the Servicer and the Borrower desire to set forth the terms and conditions under which the Servicer will service the Purchased Assets on behalf of the Borrower.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Borrower and the Servicer hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1Certain Terms. Terms defined in the Credit Agreement are, unless otherwise defined herein or unless the context otherwise requires, used herein as defined therein. In addition, the following terms shall have the following meanings (such terms applicable to both the singular and plural form):
“Accepted Servicing Practices” means, with respect to each Purchased Asset, a standard of servicing and collection practices that is consistent with commercially reasonable servicing practices in the residual payment rights and loan receivables servicing industry and Applicable Law, and to the extent more exacting, the same degree of care, skill, attention, prudence and diligence which the Servicer customarily exercises with respect to all comparable residual payment rights and loan receivables it services for itself or others, and otherwise in a manner that is consistent with customary and usual standards of prudent institutional loan servicers of residual payment rights and loan receivables.
“Asset Documents” means, with respect to any Purchased Asset, any records and documentation (some or all of which may be in electronic form) relating to such Purchased Asset.
“Asset Modification” means, with respect to any Purchased Asset, any amendment, waiver, modification or variance of any term or any consent to the postponement of strict compliance with any term or any other grant of an indulgence or forbearance to the related obligor.
“Collection Account” shall have the meaning as defined in the Credit Agreement.
“Collections” shall have the meaning as defined in the Sale Agreement.
“Consolidated Adjusted EBITDA” shall have the meaning as defined in the Priority Credit Agreement.
“Initial Transfer Amount” shall have the meaning as defined in the Redirection Agreement.
“Monthly Initial Transfer Date” shall have the meaning as defined in the Redirection Agreement.
“Monthly True-Up Date” shall have the meaning as defined in the Redirection Agreement.
“Purchased Assets” shall have the meaning as defined in the Sale Agreement.
“Servicer Default” means any event set forth in Section 6.1.
“Servicer Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of the Servicer, (b) a material impairment of, or material adverse effect upon, the ability of the Servicer to fully and timely perform its obligations under any Loan Document, (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Servicer of any Loan Document to which it is a party or the rights, remedies and benefits, taken as a whole, of the Borrower or any Secured Party under any Loan Document or (ii) the perfection or priority of any Lien granted under any Loan Document, or (d) the issuance or entering of a stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against the Servicer that has a material adverse impact on such Person’s right or ability to hold, own, purchase, sell, pledge, service or enforce Eligible Receivables, which is not resolved, stayed, vacated or discharged within 30 days after being rendered.

“Servicing Fee” shall have the meaning assigned thereto in Section 3.1.
“Servicing Fee Rate” means 0.25% per annum.
“Specified Bank Account” shall have the meaning as defined in the Redirection Agreement.
“Specified Banks” shall have the meaning as defined in the Redirection Agreement.
“Subcontractor” means any Person to whom the Servicer delegates its duties hereunder pursuant to Section 2.2 hereof; provided, however, that any Subcontractor shall not be any Person that may be entitled to impose a statutory lien upon any Purchased Asset to secure payment for services rendered by such Person.
“True-Up Amount” shall have the meaning as defined in the Redirection Agreement.
Section 1.2Interpretation. The rules of construction set forth in Section 1.2 of the Credit Agreement are hereby incorporated in this Agreement by reference as if such rules of construction were set forth herein in their entirety.
ARTICLE II
SERVICING
Section 2.1Appointment of the Servicer as Servicer. From and after the date hereof until termination of this Agreement in accordance with Section 6.2, the Borrower appoints and contracts with the Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Purchased Assets. Such appointment is irrevocable except upon the occurrence and continuance of a Servicer Default.
Section 2.2Delegation of Duties. In the ordinary course of business, the Servicer may delegate any of its duties hereunder to any Subcontractor. The Servicer shall remain responsible for the performance of any Subcontractor retained to perform any function required to be performed by the Servicer hereunder. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties, and shall not constitute a resignation of the Servicer.
Section 2.3Assistance and Cooperation of the Borrower. If any actions of the Borrower are necessary or appropriate in connection with the servicing and administration of the Purchased Assets hereunder, then the Borrower, upon the reasonable request of the Servicer, shall use its commercially reasonable efforts to perform such actions in a timely manner and to cooperate with and assist the Servicer in connection with such actions.
Section 2.4 Duties of the Servicer.
(a)The Servicer, as an independent contractor, shall service and administer each Purchased Asset from and after the Closing Date in accordance in all material respects with Applicable Law, Accepted Servicing Practices and the terms of this Agreement and the other Loan Documents, and shall have full power and authority, acting alone or through the utilization of Subcontractors, to do any and all things in connection with such servicing and administration as limited by the terms of this Agreement.
(b)The Servicer may grant, permit or facilitate any Asset Modification for any Purchased Asset, provided that such Asset Modification (i) is consistent with Accepted Servicing Practices and (ii) in the Servicer’s reasonable determination, is being granted to avert default and is a practical manner to obtain a reasonable recovery from such Purchased Asset based upon the Servicer’s prior servicing experience for similar assets.
(c)Without limiting the generality of the foregoing, the Servicer may and is hereby authorized and empowered to (i) sell, transfer or otherwise dispose of Purchased Assets in accordance with Section 9.3(a) of the Credit Agreement and (ii) execute and deliver, on behalf of itself and the Borrower, all notices or instruments of satisfaction, cancellation or termination, or of partial or full release, discharge and all other comparable instruments, with respect to the Purchased Assets; provided, however, that without the consent of the Administrative Agent, the Servicer shall not be entitled to release, discharge, terminate or cancel any Purchased Asset or the related Asset Documents unless (i) such Purchased Asset is a Defaulted Receivable or (ii) with respect to any Loan Receivable, the Borrower shall have received payment in full in cash of all principal, interest, fees and other amounts owed by the obligor thereunder.
Section 2.5Defaulted Receivables. Promptly following any Purchased Asset becoming a Defaulted Receivable, the Servicer shall charge off the related Purchased Asset. The Servicer may in its sole discretion either (i) use commercially reasonable efforts to collect amounts due with respect to such Defaulted Receivable, (ii) engage a collection agent to attempt to collect such Defaulted Receivable or (iii) take any other action in accordance with Accepted Servicing Practices and Applicable Law.
Section 2.6Collections on Purchased Assets; Redirection Agreement. The Servicer shall perform its obligations under the Redirection Agreement, including, without limitation, (a) instructing the Specified Banks to transfer the Initial Transfer Amount for each month to the Collection Account on each Monthly Initial Transfer Date and (b) instructing the applicable Specified Bank to transfer the True-Up Amount for each month to the Collection Account on each Monthly True-Up Date. Prior to transfer to the Collection Account, Collections may be commingled in the Specified Bank Accounts with other funds of the Servicer and its Affiliates and funds that the Servicer and its Affiliates are holding on behalf of others, and the Servicer agrees that it shall and shall cause its Affiliates to hold all Collections on Purchased Assets received by it or any of its Affiliates in trust for the benefit of the Collateral Agent and the other Secured Parties until deposited into the Collection Account. The Servicer shall use commercially reasonable efforts to not permit funds other than Collections on Purchased Assets and other Collateral to be deposited into the Collection Account. If such funds are nevertheless deposited into the Collection Account, the Servicer will within three Business Days identify and transfer such funds to the appropriate Person entitled to such funds.
ARTICLE III
SERVICING COMPENSATION
Section 3.1Servicing Fees. The Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to the product of (a) the Servicing Fee Rate multiplied by (b) an amount equal to (i) in the case of Purchased Assets consisting of ISO Residual Purchase Receivables, the aggregate current cost basis thereof plus (ii) in the case of Purchased Assets consisting of Loan Receivables, the aggregate outstanding principal balance of the underlying ISO Loans and ISV Loans giving rise thereto, in each case, as of the last day of each calendar month. The Servicing Fee shall be payable on each Interest Payment Date in the order of priority described in Section 4.5 of the Credit Agreement. Notwithstanding the foregoing, the Servicer acknowledges and agrees that (i) the Servicing Fee shall be payable solely to the extent of available funds in accordance with Section 4.5 of the Credit Agreement, (ii) to the extent that amounts on deposit in the Collection Account are insufficient to pay the Servicing Fee owing to the Servicer on any Interest Payment Date, any such Servicing Fee shall continue to accrue (on an interest-free basis) and shall be payable on the first Interest Payment Date on which funds are available to be used for such purpose in accordance with Section 4.5 of the Credit Agreement, and (iii) the Borrower will not be in default under this Agreement as a result of any such unpaid Servicing Fee.
ARTICLE IV
ACCOUNTING, STATEMENTS REPORTS AND OTHER COVENANTS
Section 4.1Books and Records. The Servicer will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on the Purchased Assets and to segregate such Collections from other property of the Servicer and the Originators.
Section 4.2Periodic Reporting. The Servicer shall provide, on behalf of the Borrower, Monthly Reports and Borrowing Base Certificates on each Reporting Date in accordance with Section 8.4(h) of the Credit Agreement.
Section 4.3Inspection Rights. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Lender from time to time such information in the possession of and reasonably readily available to the Servicer with respect to the Purchased Assets as the Administrative Agent or any Lender may reasonably request; provided that this Section 4.3 shall not obligate the Servicer to deliver Monthly Reports more frequently than as set forth in Section 4.2. The Servicer shall permit any authorized representatives designated by the Administrative Agent (on behalf of itself and the other Lenders), in accordance with the nondisclosure provisions set forth in Section 11.14 of the Credit Agreement and at the expense of the Servicer, to visit and inspect any of the Properties, corporate books and financial records of the Servicer relating to the Purchased Assets to examine and make copies of such books of accounts and other financial records relating to the Purchased Assets and to discuss matters relating to the Purchased Assets or the Servicer’s performance hereunder or under the other Loan Documents to which it is a party with, and to be advised as to the same by, any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters upon prior reasonable notice and at such reasonable times during normal business hours so as not to interfere with the normal business and operations of the Servicer; provided that in no event shall there be more than one such visit per calendar year, except after the occurrence and during the continuation of an Event of Default. Any examination or inspection by the Administrative Agent under this Section 4.3 shall be carried out solely for purposes relating to this Agreement and the other Loan Documents and any copies, excerpts or other information obtained as a result thereof shall be subject to Section 11.14 of the Credit Agreement.
Section 4.4Compliance with Laws. The Servicer will comply with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which the Servicer or any Purchased Asset may be subject, except where the failure to so comply would not have a Material Adverse Effect.

Section 4.5Indemnification. Without limiting any other rights any such Person may have hereunder or under Applicable Law, the Servicer hereby indemnifies and holds harmless the Borrower, the Administrative Agent, the Collateral Agent, each other Secured Party, their respective successors and assigns and their respective Affiliates, officers, directors, employees, members, stockholders, partners, managers, representatives, advisors and agents (collectively, the “Servicer Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, penalties, costs and expenses (including reasonable and documented attorneys’ fees) (all of the foregoing, collectively, the “Servicer Indemnified Losses”) at any time imposed on or incurred by any Servicer Indemnified Party, arising out of or otherwise relating to this Agreement or any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Loan Document to which it is a party, whether asserted by the Servicer or any of its equity holders, Affiliates or creditors or by any other Person, but excluding only Servicer Indemnified Losses to the extent (a) such Servicer Indemnified Losses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Servicer Indemnified Party, (b) such Servicer Indemnified Losses are due to the financial inability of the related ISO or ISV to pay any Purchased Asset and for which reimbursement would constitute recourse to the Servicer, or (c) such Servicer Indemnified Losses include taxes on, or measured by, the overall net income of such Servicer Indemnified Party.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.1Representations and Warranties of the Servicer. The Servicer hereby represents and warrants as of the Closing Date, as of each Credit Date and as of each Interest Payment Date, as follows:
(a)Organization and Qualification. The Servicer is (i) duly organized, validly existing, and in good standing as a limited liability company under the laws of its jurisdiction of organization, as applicable, (ii) has all requisite power to own its Property and conduct its business as now conducted, and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying except, in the case of clauses (ii) and (iii), as could not be reasonably expected to have a Servicer Material Adverse Effect.
(b)Authority and Validity of Obligations. The Servicer has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. This Agreement and each of the other Loan Documents to which the Servicer is a party have been duly authorized, executed, and delivered by the Servicer and constitute valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), and this Agreement and the other Loan Documents to which the Servicer is a party do not, nor does the performance or observance by the Servicer of any of the matters and things herein or therein provided for, (i) contravene or constitute a default under any provision of the Organizational Documents of the Servicer, (ii) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Servicer or any covenant, indenture or agreement of or affecting the Servicer or any of its Property, except to the extent that such violation could not reasonably be expected to have a Servicer Material Adverse

Effect, or (iii) result in the creation or imposition of any Lien on any Property of the Servicer other than Liens granted to the Buyer and the Collateral Agent on the Purchased Assets.

(c)No Material Adverse Change. Since December 31, 2024, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Servicer Material Adverse Effect.
(d)Full Disclosure. The written statements and information furnished to the Borrower or any of the Secured Parties by or on behalf of the Servicer in connection with the negotiation of this Agreement and the other Loan Documents (other than forecasts, estimates, pro forma financial information, projections and/or information of a general economic or industry nature contained in such materials), taken as a whole (after giving effect to all supplements and updates thereto), do not contain (as of the date so furnished) any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials were prepared in good faith based upon assumptions believed by the Servicer to be reasonable at the time made, it being recognized that (i) such projections as to future events are not to be viewed as facts or a guaranty of performance and are subject to significant uncertainties and contingencies many of which are beyond the control of the Servicer and (ii) no assurance can be given that such projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results (and such differences may be material).
(e)Governmental Authority and Licensing. The Servicer has received all licenses, permits, and approvals of all foreign, federal, state, and local governmental authorities, if any, necessary to conduct its businesses, in each case except where the failure to obtain or maintain the same could reasonably be expected to have a Servicer Material Adverse Effect. No investigation or proceeding that, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval necessary for the Servicer to perform its obligations hereunder and under any other Loan Document to which it is a party is pending or, to the knowledge of the Servicer, threatened in writing.
(f)Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Servicer threatened in writing, against the Servicer or any of its Property that if adversely determined could reasonably be expected to have a Servicer Material Adverse Effect.

(g)Taxes. All income and other material tax returns required to be filed by the Servicer in any jurisdiction have, in fact, been filed, and all income and other material taxes, assessments, fees, and other governmental charges upon the Servicer or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees, and governmental charges, if any, as are being contested in good faith and by appropriate proceedings that prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP (to the extent applicable) have been provided. The Servicer does not know of any proposed additional material tax assessment against it for which adequate provisions in accordance with GAAP (to the extent applicable) have not been made on its accounts. Adequate provisions in accordance with GAAP (to the extent applicable) for all material taxes on the books of the Servicer have been made for all open years, and for the current fiscal period.

(h)Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency, or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery, or performance by the Servicer of any Loan Document to which it is a party, except for such approvals that have been obtained prior to the date of this Agreement and remain in full force and effect.
(i)Investment Company. The Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j)Compliance with Laws; OFAC.

(i)The Servicer is in compliance with the requirements of all foreign, federal, state and local laws, rules and regulations applicable to or pertaining to its Property or business operations (including, without limitation, the occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which, individually or in the aggregate, could reasonably be expected to have a Servicer Material Adverse Effect. The Servicer has not received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Servicer Material Adverse Effect.

(ii)(x) The Servicer is in compliance with the requirements of all OFAC Sanctions Programs applicable to it in all material respects; (y) the Servicer has provided to the Administrative Agent and the Lenders all information regarding the Servicer and its Affiliates that the Administrative Agent and the Lenders have reasonably requested that is required to comply with all applicable OFAC Sanctions Programs; and (z) to the best of the Servicer’s knowledge, neither it nor any of its Affiliates, as of the date hereof, are named on the current OFAC SDN List.

(k)Opinions. The facts regarding the Servicer and the Purchased Assets and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the other Loan Documents are true and correct in all material respects.
(l)Reports. Each Monthly Report, each Borrowing Base Certificate and all other written information, reports, certificates and statements (in each case other than forecasts, estimates, pro forma financial information, projections and/or information of a general economic or industry nature contained in such materials), taken as a whole (after giving effect to all supplements and updates thereto) furnished by the Servicer (including on behalf of the Borrower) to any Secured Party for purposes of or in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby are true, complete and correct in all material respects as of the date such information is stated or certified, and the Servicer does not omit any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which the same were made.

ARTICLE VI
TERMINATION; TRANSFER OF SERVICING
Section 6.1Termination Events. Any one or more of the following shall constitute a “Servicer Default” hereunder:
(a)any failure by the Servicer to make any payment, transfer or deposit into the Collection Account as required by this Agreement (including Section 2.6) or any other Loan Document that is not remedied within two Business Days thereafter; or
(b)any failure by the Servicer to deliver any Monthly Report or Borrowing Base Certificate when due pursuant to Section 4.2 that is not remedied within three Business Days thereafter; or
(c)default in the observance or performance by the Servicer of any other provision hereof or of any other Loan Document (other than any such failure which would constitute a Servicer Default under any other paragraph, clause or sub-clause of this Section 6.1) that is not remedied within 30 days after the earlier of the date on which (i) such failure shall first become known to any officer of the Servicer and (ii) written notice thereof is given to the Servicer by the Administrative Agent or any Lender; or
(d)any representation or warranty made by the Servicer herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves to have been false or misleading in any material respect as of the date of the issuance or making, deemed making or furnishing thereof; or
(e)(i) this Agreement shall for any reason not be or shall cease to be in full force and effect, or is declared to be null and void, or (ii) the Servicer takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or
(f)any default shall occur (beyond the applicable grace period with respect thereto) under the Priority Credit Agreement that (x) is a default in the payment when due of any principal of or interest on or any other amount with respect to the Indebtedness thereunder or (y) results in the acceleration of the Indebtedness thereunder, the exercise of foreclosure or other proceedings or the enforcement of any other remedies thereunder; or
(g)any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of the greater of (x) $32,835,000 and (y) 15% of Consolidated Adjusted EBITDA (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment, writ, warrant or similar process and has not denied or failed to acknowledge coverage) shall be entered or filed against the Servicer or against any of the Servicer’s Property and remains unvacated, unbonded, unstayed or unsatisfied for a period of 60 consecutive days; or
(h)(i) the dissolution or termination of the existence of the Servicer, (ii) any Change of Control has occurred or (iii) any “Change of Control” under (and as defined in) the Priority Credit Agreement has occurred; or

(i)the Servicer shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in contemplation or furtherance of any matter described in clauses (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 6.1(j) hereof; or
(j)a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Servicer or any substantial part of its Property, or a proceeding described in Section 6.1(i)(v) shall be instituted against the Servicer, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or
(k)any Material Adverse Effect has occurred; or
(l)any Event of Default has occurred and is continuing.
Section 6.2Termination; Removal of the Servicer. Immediately upon the occurrence, and during the continuance, of a Servicer Default, the Borrower, if it receives the written direction of the Requisite Lenders to do so, will provide written notice to the Servicer terminating the Servicer and replacing the Servicer with a new servicer and/or terminate this Agreement with respect to any or all of the Purchased Assets, whereupon the Servicer shall be removed from its duties and obligations as Servicer under this Agreement. Selection of a replacement servicer and execution of a replacement servicing agreement shall be in the sole discretion of the Requisite Lenders. In the event of such termination, the Servicer will cooperate with the Lenders in order to terminate any or all of the subservicing agreements designated by the Requisite Lenders, which terminations shall be effected in accordance with the termination provisions of each subservicing agreement. Without the prior written consent of the Borrower and the Administrative Agent, the Servicer may not resign from its obligations under this Agreement, unless it is determined by the Servicer, with the concurrence of the Borrower and the Administrative Agent, that the performance by the Servicer of its obligations under this Agreement is prohibited by Applicable Law.
Section 6.3Effect of Termination. Upon termination of this Agreement, the Servicer shall promptly deliver or cause to be delivered to the replacement servicer designated by the Requisite Lenders all books and records that the Servicer has maintained with respect to the Purchased Assets, including, without limitation, all Asset Documents then in the Servicer’s possession. The Servicer agrees to cooperate with any such replacement servicer in effecting the termination of any of the Servicer’s servicing responsibilities and rights under this Agreement and shall promptly provide such replacement servicer with all documents and records reasonably requested by it to enable it to assume the Servicer’s functions hereunder. Upon any removal of the Servicer, the Servicer shall join in any written notice to affected obligors of the transfer of the servicing to such replacement servicer.

ARTICLE VII
MISCELLANEOUS
Section 7.1Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by electronic mail) and shall be given to the relevant party at its address or electronic mail address set forth in the Credit Agreement, or such other address or electronic mail address as such party may hereafter specify by notice to the other parties given by courier, by United States certified or registered mail, electronic mail or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by electronic mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgment), (ii) if given by mail, five days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, or (iii) if given by any other means, when delivered at the addresses specified in this Section 7.1.
Section 7.2Construction. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION THAT IS PROHIBITED BY THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE OTHER LOAN DOCUMENTS.
Section 7.3Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.
Section 7.4Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 7.5Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other Electronic Signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of Electronic Signatures and Electronic Records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including E-Sign, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code (the “Applicable E-Sign Statutes”). Each of the parties hereto agrees that the transaction consisting of this Agreement may be conducted by electronic means. Each party that is signing this Agreement using an electronic signature agrees and acknowledges that it is such party’s intent it is signing, adopting, and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.
Section 7.6Binding Nature, Governing Law, Etc. This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns. The Servicer may not assign its rights hereunder without the written consent of the Borrower, the Administrative Agent and the Requisite Lenders. This Agreement and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 7.7Submission to Jurisdiction; Waiver of Jury Trial. SUBJECT TO CLAUSE (e) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (e) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 7.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT THE BORROWER AND THE ADMINISTRATIVE AGENT RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE SERVICER IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
Section 7.8Amendment.
(a)The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Servicer, the Borrower and the Administrative Agent.

(b)No failure or delay on the part of the Borrower, the Administrative Agent, the Collateral Agent or any other Secured Party in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or the Servicer in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Borrower or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
Section 7.9Acknowledgment and Agreement. Without restricting the Borrower’s ability to assign its rights hereunder, by execution below, the Servicer expressly acknowledges and agrees that all of the Borrower’s right, title, and interest in, to, and under this Agreement shall be assigned by the Borrower to the Collateral Agent for the benefit of the Secured Parties as security pursuant to the Collateral Documents, and the Servicer consents to such assignment.
Section 7.10No Proceeding. The Servicer hereby agrees that it will not institute, or join any other Person in instituting, against the Borrower any Insolvency Event for at least one year and one day following the payment in full of the Obligations. The agreements in this Section 7.10 shall survive any termination of this Agreement.
Section 7.11Survival. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect until this Agreement is terminated. The provisions of Sections 4.5 and 7.10 shall survive the termination of this Agreement.
Section 7.12Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and the Servicer Indemnified Parties, the Administrative Agent and any successors, assigns and designees of the Borrower, the Administrative Agent and the Collateral Agent shall be express third-party beneficiaries hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section 7.12, no other Person will have any right hereunder.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

PRIORITY HOLDINGS, LLC,
as Servicer
By:    _/s/ Timothy O’Leary__________
Name:    Timothy O’Leary
Title:    Treasurer

PRIORITY FINANCE SPV, LLC,
as Borrower
By:    _/s/ Timothy O’Leary__________
Name:    Timothy O’Leary
Title:    Treasurer

[Signature Page to Servicing Agreement]